PRA Group Announces the Sale of Government Services Business

Will Announce Fourth Quarter and Full Year 2016 Results on February 28

NORFOLK, Va., January 26, 2017 -- PRA Group, Inc. (Nasdaq:PRAA), a global leader in acquiring nonperforming loans, today announced the sale of its Government Services fee-for-service business for $91.5 million in cash plus additional consideration for certain balance sheet items to Millstein & Co., a financial services, merchant banking and private equity firm. Lazard Middle Market acted as financial advisor to PRA. PRA will discuss the impact of the transaction, which will be included in the financial results for the first quarter of 2017, on its fourth quarter and full year 2016 earnings conference call to be held on February 28 at 5 p.m. ET.

In the past eleven years, PRA has strategically diversified into the government services vertical, having acquired and combined eight different businesses to expand both service offerings and geographic coverage. As a result, PRA produced an unlevered, pre-tax internal rate of return in excess of 20 percent on its Government Services operations since the initial acquisition of Alatax, Inc.’s assets in 2005, representing approximately a three times unlevered multiple on PRA’s total invested capital.

“We believe this transaction represents an outstanding result for shareholders, exemplifies PRA’s long-term view towards its investments, and will be beneficial for our Government Services team,” said Steve Fredrickson, chairman and chief executive officer of PRA Group. “It also allows us to increase focus on our core business at a time of growing opportunity, particularly in the Americas, since we intend to use the cash proceeds to reduce borrowings on the domestic revolving credit facility creating capacity for future purchases of nonperforming loans.”

PRA Group, Inc. will announce its fourth quarter and full year 2016 results after market close on Tuesday, Feb. 28, 2017, followed by a webcast and conference call at 5 p.m. ET. To listen to PRA Group’s webcast, visit http://ir.PRAgroup.com/events.cfm. To listen by phone on Feb. 28, call 888-695-7639 in the U.S. or 970-315-0482 outside the U.S. The conference ID is 58396415. To listen to a replay of the call until Mar. 7, 2017, call 855-859-2056 in the U.S. or 404-537-3406 outside the U.S. and use conference ID 58396415.

About PRA Group
As a global leader in acquiring and collecting nonperforming loans, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas and Europe. With almost 4,000 employees worldwide, PRA Group companies collaborate with customers to help them resolve their debt and provide a broad range of additional revenue and recovery services to business and government clients. For more information, please visit www.pragroup.com.

About Millstein & Co.
With offices in New York and Washington, D.C., Millstein & Co. is a diversified financial services and merchant banking firm. Millstein & Co. has extensive public sector expertise both in the U.S. and abroad. Millstein Capital, the firm’s private equity group, focuses on making control-oriented investments in business services and industrial companies throughout North America. Millstein Capital works with operating partners to leverage its investment professionals' experience while providing strategic and operational guidance to drive long-term value creation in its portfolio companies.

About Forward Looking Statements
Statements made herein which are not historical in nature, including PRA Group’s or its management's intentions, beliefs, expectations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group’s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that our expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group’s filings with the Securities and Exchange Commission including but not limited to PRA Group’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group's website and contain a detailed discussion of PRA Group's business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

Investor Contact:
Darby Schoenfeld
Director of Investor Relations
(757) 431-7913
Darby.Schoenfeld@PRAGroup.com

Media Contact:
Nancy Porter
Vice President, Corporate Communications
(757) 431-7950
Nancy.Porter@PRAGroup.com